UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2026

Sharing Economy International Inc.

 (Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-34591

(Commission File Number)

90-0648920

(IRS Employer Identification No.)

9205 Country Club Drive, Farmington Hills, Michigan 48221

(Address of principal executive offices) (Zip Code)

(248) 971-9325

Registrant’s telephone number, including area code

Far East Consortium Building, 113-125A Des Voeux Road, Central, Hong Kong

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 12, 2026, Wu Shanna, Shao Yuan Guo, Cheng Wai Yin and Bautista Michael Bibat resigned as directors of Sharing Economy International Inc. (the “Company”), and Wu Shanna resigned as Chief Executive Officer, and Lam Ka Man resigned as Chief Financial Officer. None of the aforementioned resignations was in connection with any disagreement with the Company. Concurrently with such resignations, Ximing Huang was appointed Chairman of the Board of Directors, Chief Executive Officer and President; Johnny Chen was appointed a Director, Chief Financial Officer, Secretary, and Treasurer; Hao Zeng was appointed a Director, and Keving Yikang Zhang was appointed a director.

Ximing Huang

Chairman of the Board of Directors, Chief Executive Officer and President

Effective May 12, 2026, Ximing Huang, age 62, was appointed Chairman of the Board of Directors, Chief Executive Officer and President of the Company. Since July 2022, Mr. Huang has served as Chief Executive Officer of Light Across, Inc., an electric vehicle brand and start-up company, co-founded by Mr. Huang. From December 2016 to July 2022, Mr. Huang served as Chief Executive Officer of Nanjing Bordrin New Energy Vehicle Co. Ltd., an electric vehicle brand company he founded. From 2008 to 2022, Mr. Huang served as President of Shanghai Cotech Automotive Engineering Corp. Ltd, an automotive engineering company he founded. Mr. Huang also worked at Ford and General Motors from 1995 to 2007. In 1994, Mr. Huang obtained his PhD in Aerospace Engineering from Virginia Polytechnic Institute and State University. In 1988, Mr. Huang obtained his Master of Science from Dalian Institute of Science and Technology. In 1985, Mr. Huang obtained Bachelor of Engineering from Huazhong Institute of Science and Technology.

Mr. Huang has no compensation agreement, arrangement or understanding with the Company, and does not beneficially hold any securities of the Company.

Johnny Chen

Chief Financial Officer and Director

Effective May 12, 2026, Johnny Chen, age 61, was appointed Chief Financial Officer and a Director of the Company. Since July 2022, Mr. Chen has served as Chief Financial Officer of Light Across, Inc. From June 2018 to May 2021, Mr. Chen served as Chief Financial Officer of Allride Inc., a fleet management software company he co-founded. Mr. Chen obtained his Master of Science from Indiana State University in May 1990, and his Bachelor of Science from East China Normal University in July 1985.

Mr. Chen has no compensation agreement, arrangement or understanding with the Company, and does not beneficially hold any securities of the Company.

Hao Zeng

Director

Effective May 12, 2026, Hao Zeng, age 62, was appointed a Director of the Company. Since October 2025, Mr. Zeng has served as Chief Technical Officer of ZO Motors, an electric vehicle company. From October 2020 to September 2025, Mr. Zeng served as Chief Technical Officer of Morning Star EV, an electric vehicle company which merged into Kaixin Auto Holdings in August 2023. In 1994, Mr. Zeng obtained his PhD in Mechanical Engineering from The Johns Hopkins University. In 1987, Mr. Zeng obtained his M.S./B.S. in Mechanical Engineering from the University of Science and Technology of China.

Mr. Zeng has no compensation agreement, arrangement or understanding with the Company, and does not beneficially hold any securities of the Company.

Keving Yikang Zhang

Director

Effective May 12, 2026, Keving Yikang Zhang, age 67, was appointed a Director of the Company. Since 2024, Mr. Zhang has served as General Manager of Vehtech LLC, a self-employed LLC providing consulting services. From March 2020 to September 2023, Mr. Zhang served as Chief Technical Officer/Senior Vice President of Karma Automotive, an electric vehicle design and manufacturing company. From April 1993 to February 2020, Mr. Zhang worked for Ford Motor Company as a Chief Engineer, Technology Management Director, and Engineering Manager. In 1990, Mr. Zhang obtained his PhD in Mechanical Engineering and Engineering Mechanics from Michigan Technological University and received a CTO program certificate in 2023 from Wharton School, University of Pennsylvania.

Mr. Zhang has no compensation agreement, arrangement or understanding with the Company, and does not beneficially hold any securities of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARING ECONOMY INTERNATIONAL INC.

Date: May 13, 2026	By:	/s/ Ximing Huang
		Name:	Ximing Huang
		Title:	Chief Executive Officer